UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 24, 2009
(Date of earliest event reported)

HELIX WIND, CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52107	20-4069588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
(Address of principal executive offices, zip code)

(877) 246-4354
(Registrant’s telephone number, including area code)

CLEARVIEW ACQUISITIONS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c)

Item 8.01                      Other Events.

Helix Wind, Corp. (formerly Clearview Acquisitions, Inc.) (“Helix Wind”) would like to announce that it has changed its name following an affirmative vote by shareholders on March 11, 2009, and the filing of an Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934.  Helix Wind will be trading under a new ticker symbol, HLXW (formerly CVAC) effective April 24th, 2009, and has also received a new CUSIP number 42331P 106.  Helix Wind continues trading on the Frankfurt Stock exchange under the symbol VUU1, WKN A0RCNZ.  Helix Wind filed an Amendment to its Articles of Incorporation on April 16, 2009, with the Nevada Secretary of State in order to accomplish the name change, which became effective upon filing.

Helix Wind Chairman & President Scott Weinbrandt commented, “Changing our name to Helix Wind, Corp. more accurately reflects our business focus in renewable energy and in the small wind market making it clear to our customers and shareholders that we have successfully completed the merger transaction. This completes the modifications for Helix Wind’s public profile. We continue to focus company efforts on executing our business plan and attaining additional financing.”

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to Articles of Incorporation of Clearview Acquisitions, Inc., effective April 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Helix Wind, Corp. By: /s/ Scott Weinbrandt Name: Scott Weinbrandt Title: President

Date:  April 23, 2009